Exhibit 23






                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 15 1995 on the financial statements of Georgia Power Company, included in this Form 8-K, into Georgia Power Company's previously filed Registration Statement File No. 33-49661.



/s/  Arthur Andersen LLP

Atlanta, Georgia
March 1, 1995